UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 29, 2009

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, CA 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

14040 Danielson Street

Poway, California 92064-6857

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 29, 2009, our Board of Directors approved a new share repurchase program, authorizing us to acquire up to an aggregate of 10 million shares of ResMed Inc. common stock. The program allows us to repurchase shares of our common stock from time to time for cash in the open market, or in negotiated or block transactions, as market and business conditions warrant. As of May 29, the 10 million authorization amount represented approximately 13% of ResMed’s outstanding common stock, excluding treasury shares we already hold.

This program cancels and replaces our previous share repurchase program, and the 10 million shares the new program authorizes us to purchase are in addition to the shares we repurchased under our previous program. There is no expiration date for this program. All share repurchases after May 29 will be executed in accordance with this program, subject to future authorizations, if any. The shares repurchased will be classified as treasury stock pending future use.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2009	RESMED INC.

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Title:	Secretary, Global General Counsel and Senior Vice President – Organizational Development